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                                                                      Exhibit 21

United Capital Corp.
Subsidiary Listing
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140 Corp.
147 Corp.
150 Corp.
1690 Lex Corp.
2911 Corp.
47 Boundary Corp.
521 W. 146 Corp.
627 Second Corp.
629 Second Corp.
747 Middleneck Corp.
95 Perry Corp.
AFP Realty Corp.
AFP Transformers, Inc.
AFP Financial Corp.
AKM Corp.
Alba Corp.
Atwill Corporation
Avalon Corp.
Beekman Corp.
Belmont Corp.
BKM Corp.
BPI Corp.
Busch Realty Corp.
Cambreleng Corp.
Cedar Enterprises Corp.
CEW Properties, Inc.
Cleethorpes Properties, Inc.
Columbia Contract Consultants, Inc.
Cortland Enterprises Corp.
Culver Corp.
D & M Antennas, Inc.
D&M/Chu Technology, Inc.
Dallas Enterprises Corp.
Del-Metex Corporation
Dorne & Margolin, Inc.
Dynaport Electronics, Inc.
Eastside Corp.
EBMO Corp.
EKM Corp.
Fern Corp.
Franklin 850 Corp.
Greenvale Enterprises Corp.
Hadley Corporation
HHKM Realty Corp.
HJA Corp.
HJB Corp.
HJM Corp.
HJSC Corp.
HR-Twenty Corp.
Ives Corporation
JKM Corp.
Kings County Corp.
Land & Leases Corp.
LC Corp.
Madison Corp.
Melancon Corp.
Metex Export Corp.
Metex International Sales Corp.
Metex Liquidation Co., Inc.
Metex Corporation
Metex European Sales Corp.
Northbrook Enterprises Corp.
Northwood Corp.
PDK Corp.
Pine Equities Corp.
Prospect Center Corp.
RBS Realty Corp.
Schuller Corporation
Second CEW Properties, Inc.
Sixth Cleethorpes Properties, Inc.
Sunrise Equities Corp.
Sutton Realty Corp.
Third CEW Properties, Inc.
Toledo Corp.
Tri-Mart Corp.
Twenty-M Corp.
Twin II Realty Corp.
Various Equities Corp.
Waverly Corp.
Wellford Corp.
West 145 Corp.
Kentile, Inc.
NEMO Acquisition Corp.